Exhibit 99.1


                      INCOME STATEMENT (unaudited)

                                                   Three Months Ended
                                        03/31/03                03/31/02
                                      ----------              ----------
                 Interest Income      $8,573,270              $9,206,592
                Interest Expense       1,388,688               2,162,433
                                      ----------              ----------
             Net Interest Income       7,184,582               7,044,159
                    Other Income       2,262,172               2,015,865
  Less: Other Operating Expenses       6,113,489               7,408,931
                                      ----------              ----------
      Income Before Income Taxes       3,333,265               1,651,093
      Provision for Income Taxes         973,000                 272,000
                      Net Income       2,360,265              $1,379,093
                                       ==================================
     Net Income Per Common Share           $0.29                   $0.17


BALANCE SHEET (unaudited) March 31, 2003 and 2002

                   ASSETS         2003           2002           LIABILITIES & EQUITY         2003           2002
                   ------         ----           ----           --------------------         ----           ----
             Cash and Due   $  29,036,767  $  31,330,231        Non Interest Bearing   $ 146,551,036  $ 142,556,224
    Investment Securities     162,438,888    135,321,530            Interest Bearing     384,054,970    361,975,214
                                                                                       -------------  -------------
       Federal Funds Sold      12,272,265     15,473,562              Total Deposits     530,606,006    504,531,438
              Total Loans     390,642,948    384,499,612             Short Term Debt       1,680,363      7,282,130
  Reserve for Loan Losses      (5,148,155)    (4,903,034)          Other Liabilities       2,497,113      1,770,526
                            -------------  -------------                               -------------  -------------
                Net Loans     385,494,793    379,596,578           Total Liabilities     534,783,482    513,584,094
Bank Premises & Equipment      22,002,315     22,602,544                Common Stock       8,105,128      7,934,724
             Other Assets       5,171,056      5,048,269  Additional Paid-In Capital      11,924,824      9,366,497
                                                                                       -------------  -------------
                                                                   Retained Earnings      61,602,650     58,487,399
                                                                                       -------------  -------------
                                                          Total Stockholders' Equity      81,632,602     75,788,620
                                                                                       -------------  -------------
             Total Assets   $ 616,416,084  $ 589,372,714  Total Liabilities & Equity   $ 616,416,084  $ 589,372,714
                            =============  =============                               =============  =============

                                 Stock Valuation

     The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.
January 2003 -------       $17.00         January 2002 -------       $14.92
October 2002 -------        16.30         October 2001 -------        14.58
   July 2002 -------        15.70            July 2001 -------        14.33
  April 2002 -------        15.12           April 2001 -------        14.00